Exhibit 10.13

ASSIGNMENT AND ASSUMPTION OF LEASES

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT, CY FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership (“Assignor”) hereby transfers, assigns and sets over unto HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company (“Assignee”), any and all leases (the “Leases”) with tenants demising space in the premises (the “Premises”) described in Exhibit A attached hereto and made a part hereof for all purposes, and the Leases, together with all amendments thereto and modifications thereof, are more particularly described on the rent roll attached hereto as Exhibit B and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Leases, together with any and all security deposits, prepaid rents, rights and appurtenances thereto in anywise belonging to Assignor unto Assignee, its successors, legal representatives and assigns FOREVER, and Assignor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the ownership of the landlord’s interest in the Leases unto Assignee, its successors, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

Assignor indemnifies and agrees to hold Assignee harmless from and against any loss, cost, damage or expense incurred by Assignee and arising from or in connection with any liabilities or obligations of the landlord under the Leases (including specifically, without limitation, the liabilities and obligations of the landlord under the Leases with respect to security deposits) attributable to the period prior to the date hereof and Assignor shall be solely liable for such liabilities and obligations.

Assignee, by its acceptance hereof, agrees to assume and indemnify and hold Assignor harmless from and against all liabilities and obligations of the landlord under the Leases (including specifically, without limitation, the liabilities and obligations of the landlord under the Leases with respect to security deposits, the receipt of which Assignee acknowledges was made by credit to Assignee to the extent shown on the closing statement for Assignee’s acquisition of the Premises) to the extent same arise or are otherwise attributable to the period from and after the date hereof, but not otherwise; provided, however, (a) Assignee shall have no liability to indemnify and hold Assignor harmless from and against any liability or obligation arising under the Leases prior to the date hereof even though same may be subject to a claim brought after the date hereof; and (b) Assignee shall have no liability for the payment of any tenant finish costs or leasing commissions attributable to any of the Leases (including any commissions payable in connection with any renewal or expansion thereof) except as and to the extent expressly set forth on Exhibit C attached hereto and made a part hereof for all purposes, but not otherwise.

[Signature page follows]

IN WITNESS WHEREOF, Assignor has executed this instrument as of (but not necessarily on) this 31st day of July, 2014.

WITNESSES:	ASSIGNOR:

CY FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership

/s/ Josh Hill Print Name: Josh Hill	By: Cy Fair Outpatient Care Properties, L.L.C., its general partner

/s/ Jennifer Campbell Print Name: Jennifer Campbell	By:	/s/ Jeremy Tasset Jeremy Tasset, Secretary Treasurer

ASSIGNEE:

HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company

/s/ Miles Callahan Print Name: Miles Callahan	By:	Carter Validus Operating Partnership II, LP a Delaware limited partnership, Its Sole Member

/s/ Anatalia Sanchez Print Name: Anatalia Sanchez		By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, Its General Partner

By: /s/ John E. Carter Name: John E. Carter Its: CEO

Exhibit A

Leases

Amended and Restated Lease Agreement, dated April 1, 2014, between Cy Fair Surgical Properties, Ltd., a Texas limited partnership, as landlord, and Cy Fair Surgical Center, Ltd., as tenant

Exhibit B

Rent Roll

Exhibit C

Assignee Liabilities

Upon completion of the Tenant Improvements, Assignee shall be responsible for payment to Tenant of the “Improvement Allowance” and “FF&E Allowance” (as such terms are defined in the Lease described in Exhibit A hereto) pursuant to the terms of such Lease.